Exhibit 99.1

Media Contact:	Investor Contact:	NewPage Corporation
Amber Garwood	Linda Sheffield	Courthouse Plaza NE
937-495-4313	937-495-3573	Dayton, Ohio 45463

FOR IMMEDIATE RELEASE –

NEWPAGE CORPORATION ANNOUNCES IMPROVED FINANCIAL RESULTS

•                  Net sales were $617.6 million in the third quarter of 2005 compared to $587.2 million for the third quarter of 2004.

•                  Net cash provided by operating activities was $98.7 million in the third quarter of 2005 compared to $81.1 million in the third quarter of 2004.

•                  EBITDA was $101.3 million for the third quarter of 2005 compared to $76.8 million for the third quarter of 2004.

•                  NewPage Corporation began operating as an independent company on May 2, 2005, when it acquired the Printing and Writing Papers Business of MeadWestvaco Corporation. The third quarter 2005 financial results for NewPage Corporation (successor) are reported in comparison to the third quarter 2004 results of the former Printing and Writing Papers Business of MeadWestvaco Corporation (predecessor).

Third Quarter 2005 Compared to Third Quarter 2004

(in millions)

	Successor -
	NewPage
	Corporation	Predecessor
	2005	2004

Net sales	$617.6	$587.2
Cost of sales	555.6	537.2
Selling, general and administrative expense	31.1	33.3
Interest expense	36.8	2.3
Other (income) expense	(27.2)	(0.8)
Income (loss) before income taxes and equity in earnings of investee	21.3	15.2
Income tax expense	0.1	5.8
Equity in earnings of investee	0.7	0.5
Net income (loss)	$21.9	$9.9

Supplemental Information:
EBITDA (1)	$101.3	$76.8
Net cash provided by (used in) operating activities	98.7	81.1

Note: The following discussions of the results of operations are based on the Printing and Writing Papers Business of MeadWestvaco Corporation and our post-acquisition results. Accordingly, the results of operations for historical as well as future periods may not be comparable to the prior periods.

(1) Earnings before interest, taxes, depreciation, depletion and amortization. See the attached financial exhibits for a reconciliation of net cash provided by (used in) operating activities to EBITDA and our discussion about the use of EBITDA as a liquidity measure.

Dayton, Ohio. – November 14, 2005 – NewPage Corporation today announced its improved financial results for its operations for the third quarter 2005.  Net sales were $617.6 million in the third quarter of 2005 compared to $587.2 million for the third quarter of 2004. Net cash provided by operating activities was $98.7 million in the third quarter of 2005 compared to $81.1 million in the third quarter of 2004.  Earnings before interest, taxes, depreciation, depletion and amortization (or EBITDA) were $101.3 million and $76.8 million for the third quarter of 2005 and 2004, respectively.  The increase in EBITDA was primarily a result of an unrealized gain of $25.8 million based on the mark-to-market value of a purchased option contract, better price realization and productivity improvements, which were offset by higher inflation from energy, fuel and certain raw materials.

NewPage Corporation commenced operations on May 2, 2005 as a result of the sale of the Printing and Writing Papers Business of MeadWestvaco to NewPage Corporation. The third quarter 2005 financial results for NewPage Corporation (successor) are reported in comparison to the third quarter 2004 results of the former Printing and Writing Papers Business of MeadWestvaco Corporation (predecessor).

“This is our first full quarter as a stand alone company and I’m quite pleased with how the organization is responding to a very challenging cost environment and a relatively volatile market,” said Peter H. Vogel, Jr., the company’s president and chief executive officer.  “We are ahead of schedule with our transition of services and we expect to wrap up Human Resources and Information Technology in early 2006.  Overall, we are pleased with our progress and we can now be even more focused on activities to generate productivity-driven results.  During the quarter, our coated operations ran well and we managed the areas within our control.  Despite the challenging inflationary environment, we generated strong cash flows and stayed focused on reducing our debt.”

Net sales for the third quarter of 2005 were $617.6 million compared to $587.2 million for the third quarter of 2004, an increase of 5%. The increase was largely the result of higher average coated paper prices of $878 per ton in the third quarter of 2005 compared to $814 per ton in the third quarter of 2004, partially offset by decreases in coated paper sales volumes of 549,000 tons in the third quarter of 2005 from 569,000 tons in the third quarter of 2004; volumes increased from second quarter of 450,000 tons.  “We were very pleased with the rebound of the markets and our performance in the third quarter.  Our sales performance was down slightly from an exceptional comparable period last year.  However, we saw a significant increase in coated paper volume from the second quarter of 2005,” added Vogel.

Cost of sales for the third quarter of 2005 was $555.6 million compared to $537.2 million for the third quarter of 2004.  The increase was primarily attributable to higher costs of wood, energy, and chemicals and market downtime, partially offset by savings from productivity improvement programs, lower coated paper sales volume in the third quarter of 2005 and lower depreciation.  “Energy-driven inflation continues to affect our business and we are managing the cost side very carefully as we go into the fourth quarter.  At NewPage, we are committed to managing the areas we can control and driving productivity,” said Vogel.

Maintenance expenses in the third quarter decreased by $10.7 million compared to second quarter 2005, which included annual mill shutdowns.  Additional unabsorbed fixed costs and other incremental costs related to the shutdowns were $6.2 million lower compared to the second quarter.

Selling, general and administrative expenses were $31.1 million for the third quarter of 2005 compared to $33.3 million for the third quarter of 2004 a decrease of 7%. The decrease was the result of the elimination of corporate charges that were allocated to us by MeadWestvaco that are no longer related to our business.  Included in the third quarter of 2005 are transitional costs of $6.0 million related to the setup of our business as a stand-alone company.

“The strong quarter operating earnings and a focus on cash, allowed us to reduce debt by $100 million,” said Vogel.  As of September 30, 2005, the company had $249.4 million of borrowing availability under the revolving senior credit facility with $70.4 million outstanding.

On June 2, 2005, NewPage Corporation announced that it would be evaluating strategic alternatives for the carbonless business and associated facilities.  The company continues to make progress on the three options which are the sale of the facilities to another owner, the sale of the business to the Chillicothe management team and/or employees, or a major restructuring and streamlining of the existing facilities.

EBITDA was $101.3 million and $76.8 million for the third quarter of 2005 and 2004, respectively.  The increase in EBITDA was primarily a result of an unrealized non-cash gain of $25.8 million based on the mark-to-market value of a purchased option contract, better price realization and productivity improvements, which were offset by higher inflation.  The purchased option contract is a basket of options based on a mix of natural gas, market pulp and the euro.  Net cash provided by operating activities was $98.7 million and $81.1 million for the third quarter of 2005 and 2004, respectively.  “Consistent with our strong focus on inventory and cash flow management, we took market-related downtime of 28,000 tons of coated paper during the third quarter,” stated Vogel.  “We were able to draw down inventory by $37 million, and we continue to drive working capital initiatives.”

Outlook

“Changes in crude oil and other energy costs will continue to affect the cost of certain papermaking chemicals, purchased energy and distribution,” said Vogel.  “Overall, we expect energy-related costs to remain volatile throughout the remainder of 2005 and into 2006.”

In the fourth quarter, NewPage has one major annual maintenance outage scheduled for our Wickliffe, Kentucky mill.  This is expected to result in higher maintenance and related costs compared to the third quarter of 2005.  NewPage also expects sales volumes in the fourth quarter of 2005 to improve over the sales rate for the fourth quarter of 2004.  Vogel added, “We anticipate good fourth quarter volume, though slightly below the seasonally strong third quarter.”

Vogel added, “During the quarter we announced plans to begin a cost-sharing surcharge of $20 per ton of paper and a new freight policy for shipments of coated paper.  Although we expect some realization during the fourth quarter, the majority of the effect will occur in 2006.

Conference Call

The NewPage third quarter 2005 earnings conference call is scheduled for today, November 14, 2005, at 11:00 a.m. (ET) and is accessible on the company’s Web site and via conference call.  Following the session, questions will be taken from registered analysts and investors.  Parties interested in accessing the live conference call on the Web should connect to the NewPage Web site at www.NewPageCorp.com and click on Third Quarter Conference Call.  After connecting to this page, please follow the instructions to access the webcast in listen and view mode.  The call will be available live and stored on the Web site for three weeks.

Analysts and investors may participate in the live conference call by dialing 800-288-8960 (toll-free domestic) or 612-288-0318 (international).  To register, please call in at least 10 minutes before the conference call begins. A replay of the call will be available via telephone 800-475-6701 (toll-free domestic) or 320-365-3844 (international), access code: 799675, starting at 2:30 p.m. (ET) on November 14, 2005, and will remain available until noon (ET) on December 5, 2005.

About NewPage Corporation

NewPage Corporation, headquartered in Dayton, Ohio, is a leading U.S. producer of coated and carbonless papers in North America.  With 6,100 employees, the company operates five integrated pulp and paper manufacturing mills located in Chillicothe, Ohio; Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky.  These mills have a combined annual capacity of approximately 2.5 million tons of coated and carbonless paper.  For additional information, please visit the company’s Web site at NewPageCorp.com.

Forward-looking Statement

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result,” or words or phrases with similar meaning.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our substantial level of indebtedness; changes in the supply and/or demand and/or prices for our products; the activities of competitors; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; general economic and business conditions in the United States and elsewhere in the world; changes in the regulatory environment, including requirements for enhanced environmental compliance; our ability to operate as a stand-alone business; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission.  The company does not intend, and undertakes no obligation, to update any forward-looking statements.

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NewPage Corporation

Condensed Consolidated Balance Sheet (unaudited)

September 30, 2005

(In thousands)

ASSETS

Cash and cash equivalents	$412
Accounts receivable, net	238,280
Inventories	444,215
Other current assets	13,315
Total current assets	696,222

Property, plant and equipment, net	1,399,634
Intangibles and other assets	228,621
TOTAL ASSETS	$2,324,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$149,273
Accrued expenses	156,511
Current maturities of long-term debt	7,500
Total current liabilities	313,284

Long-term debt	1,581,507
Other long-term obligations	58,673

Commitments and contingencies

Stockholders’ equity:
Common stock, 100 shares issued and outstanding, $0.01 per share par value	—
Additional paid-in capital	399,898
Accumulated deficit	(34,351)
Accumulated other comprehensive income	5,466
Total stockholders’ equity	371,013
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,324,477

NewPage Corporation

Consolidated Statements of Operations (unaudited)

Third Quarters Ended September 30, 2005 and 2004

(In Thousands)

	Successor - NewPage Corporation Third Quarter Ended September 30, 2005	Predecessor Third Quarter Ended September 30, 2004

Net sales	$617,594	$587,191

Costs of sales	555,639	537,243
Selling, general and administrative expenses	31,131	33,291
Interest expense (including amortization of debt issuance costs and debt discount of $2,162 in 2005)	36,812	2,337
Other (income) expense, net	(27,240)	(867)

Income before income taxes and equity in earnings of investee	21,252	15,187
Income tax expense	110	5,765
Equity in earnings of investee	774	470

Net income	$21,916	$9,892

NewPage Corporation

Condensed Consolidated Statement of Cash Flows (unaudited)

Third Quarter Ended September 30, 2005

(In thousands)

	Successor - NewPage Corporation Third Quarter Ended September 30, 2005	Predecessor Third Quarter Ended September 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$21,916	$9,892
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	42,441	58,574
Amortization of debt issuance costs and debt discount	2,162	—
Unrealized (gain) loss on option contracts	(25,839)	—
Deferred income taxes	—	(4,297)
Investee - earnings and distributions	3,366	1,501
Change in LIFO reserve	5,807	—
Loss on sale of assets	—	1,194
Equity award expense	348	—
Changes in operating assets and liabilities	48,515	14,212
Net cash provided by (used in) operating activities	98,716	81,076

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash (paid) received for acquisition	21,053	—
Capital expenditures	(19,199)	(22,026)
Proceeds from sale of assets	—	37
Net cash provided by (used in) investing activities	1,854	(21,989)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of debt issuance costs	(694)	—
Net borrowings (payments) on revolving credit facility	(100,000)	—
Payment on long-term debt	—	(5,900)
Net transactions with MeadWestvaco Corporation	—	(53,187)
Net cash used in financing activities	(100,694)	(59,087)

Net increase (decrease) in cash and cash equivalents	(124)	—
Cash and cash equivalents at beginning of period	536	—
Cash and cash equivalents at end of period	$412	$—

NewPage Corporation

Reconciliation of Net Cash Provided by (Used in) Operating Activities to EBITDA (unaudited)

Third Quarters Ended September 30, 2005 and 2004

(In thousands)

	Successor - NewPage Corporation Third Quarter Ended September 30, 2005	Predecessor Third Quarter Ended September 30, 2004
Net cash provided by (used in) operating activities	$98,716	$81,076
Cash interest expense	34,650	2,337
Income tax provision	110	5,765
Income tax provision allocated to equity in earnings of investee	—	264
Loss on sale of assets	—	(1,194)
Investee - earnings and distributions	(3,366)	(1,501)
Change in LIFO reserve	(5,807)	—
Unrealized gain (loss) on option contract	25,839	—
Deferred income taxes	—	4,297
Equity award expense	(348)	—
Changes in operating assets and liabilities	(48,515)	(14,212)

Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA)	$101,279	$76,832

EBITDA is not a measure of our liquidity under accounting principles generally accepted in the United States (“GAAP”), is not intended to represent cash flow from operations, as defined under GAAP, and should not be used as an alternative to cash flow from operations as an indicator of liquidity. EBITDA is shown because it is a primary component of certain covenants under our senior secured credit facility and is a basis upon which our management assesses liquidity. In addition, our management believes EBITDA is useful to investors because it and similar measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. The use of EBITDA instead of cash flow from operations has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.

NewPage Corporation

Segment Information (unaudited)

Third Quarter Ended September 30, 2005 and 2004

(In thousands)

	Successor - NewPage Corporation Third Quarter Ended September 30, 2005	Predecessor Third Quarter Ended September 30, 2004
Net sales:
Coated paper	$507,028	$485,923
Carbonless paper	110,566	101,268
	$617,594	$587,191

Segment profit (loss):
Coated paper	$29,594	$17,710
Carbonless paper	2,996	(1,789)
	$32,590	$15,921

Segment depreciation, depletion and amortization:
Coated paper	$41,370	$46,659
Carbonless paper	1,071	11,915
	$42,441	$58,574